Exhibit 10.25

THIRD AMENDMENT

TO THE

RAYOVAC CORPORATION

DEFERRED COMPENSATION PLAN

THIS IS AN AMENDMENT to the Rayovac Corporation Deferred Compensation Plan (the “Plan”) made this 25th day of October, 2004 by Rayovac Corporation (the “Primary Sponsor”), effective January 1, 2002:

1.

Section 9 of the Plan is amended by deleting the existing provision and by substituting the following:

“SECTION 9

CLAIMS PROCEDURE

9.1 All applications for benefits under the Plan shall be submitted to the Plan Administrator in writing on forms acceptable to the Plan Administrator. Each application shall be acted upon and approved or disapproved by the Plan Administrator within 90 days following receipt of the application (or 180 days if special circumstances require and notice is given to the applicant before the end of the 90-day period informing the applicant of the circumstances requiring the extension of time and the date by which the Plan Administrator expects to render a decision).

If any application for benefits is denied, in whole or in part, the Plan Administrator shall notify the applicant in writing of such denial and of the applicant’s right to a review of the decision as set forth below and shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial, the specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect the application, an explanation of why such material or information is necessary and an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under ERISA following an adverse determination on review.

9.2 Any person whose application for benefits is denied in whole or in part may appeal to the Vice President of Human Resources of the Primary Sponsor (“Vice President”) for review of the decision by submitting, within 60 days after receiving notice of the denial of the claim, a written statement to the Vice President that:

a.	requests a review of the application for benefits;

b.	sets forth all of the grounds upon which the request for review is based and any facts in support of such request; and

c.	sets forth any issues or comments that the applicant deems pertinent to the application.

In addition, an applicant may submit written comments, documents, records and other information in support of the appeal, and the applicant shall be provided, free of charge, reasonable access to and copies of all documents, records and other information relevant to the applicant’s claim for benefits.

The Vice President shall act upon each appeal within 60 days after receipt of the applicant’s request for review by the Vice President and shall make a full and fair review of each application and any written material submitted by the applicant or the Plan Sponsor in connection with such review, without regard to whether such information was submitted or considered in the initial benefit determination. If the Vice President determines that special circumstances (such as the need for a hearing) require an extension of time for processing an appeal, the Vice President may extend the initial period, in which case written notice of the extension shall be furnished to the applicant before the termination of the initial period indicating the special circumstances requiring the extension and the date by which the Vice President expects to render a determination on review. In no event shall such extension exceed a period of 60 days from the end of the initial period. Based on this review, the Vice President shall make an independent determination of the applicant’s eligibility for benefits under the Plan.

In the case of a denial of any appeal, the Vice President shall notify the applicant in writing of such determination and shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the adverse determination, references to the specific Plan provisions on which the determination is based, a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the applicant’s claim for benefits and a statement of the applicant’s right to bring an action under ERISA.

The decision of the Vice President on any application for benefits shall be final and conclusive upon all persons.

9.3 The Vice President may revise the procedures described above as he determines is necessary to comply with changes in the applicable law.”

IN WITNESS WHEREOF, the Primary Sponsor has caused this amendment to be executed by its duly authorized representative and its corporate seal to be hereto affixed the day and year first written above.

PRIMARY SPONSOR:	RAYOVAC CORPORATION

(Corporate Seal)	By:	/s/ Kent J. Hussey
	Title:	President and COO

Exhibit 10.25

FOURTH AMENDMENT

TO THE

RAYOVAC CORPORATION

DEFERRED COMPENSATION PLAN

THIS IS AN AMENDMENT to the Rayovac Corporation Deferred Compensation Plan (the “Plan”) made this 8th day of June, 2004 by Rayovac Corporation (the “Primary Sponsor”), effective as of June 1, 2004:

1.

Section 1.3 of the Plan is amended by deleting the existing provision and by substituting the following:

“1.3 “Annual Compensation” means the amount paid to (a) an Employee by a Plan Sponsor during a Plan Year as base salary or as a bonus, disregarding for this purpose any elections under Code Section 125 or Code Section 401(k), (b) a Director by the Primary Sponsor during the Plan Year as fees for services rendered as a member of the Board of Directors and (c) an Employee as a distribution from the Remington Products Company, L.L.C. Nonqualified Deferred Compensation Plan.”

2.

Section 3.1 of the Plan is amended by deleting the first paragraph of the existing provision and by substituting the following:

“3.1 The Plan Sponsor shall credit the Account of each Member who has elected to defer a portion of the base salary otherwise payable to him for the Plan Year in the amount of the base salary deferred by the Member under the Plan. The election to defer base salary under the Plan must be made before the services for which the base salary is payable are performed and may only be made pursuant to a written agreement between the Member and the Plan Sponsor that shall be in such form and subject to such rules and limitations as the Plan Sponsor may prescribe and shall specify the amount of the base salary of the Member that the Member desires to defer. The written agreement shall be irrevocable for the month in respect of which it is made, although it may be modified, revoked or suspended for subsequent months, effective as of the first day of the month coinciding with or immediately following thirty (30) days after the new election is made and shall continue in effect for each subsequent month thereafter until modified, revoked or suspended. Notwithstanding the foregoing, an election may be modified, revoked or suspended only once each Plan Year, and a Member who revokes or suspends his election may not make an election to defer base salary until the next Entry Date following thirty (30) days after the Member notifies the Plan Administrator of recommencement of active participation.”

3.

Section 3.1 of the Plan is further amended by adding the following after the second paragraph the existing provision:

“The Plan Sponsor shall also credit the Account of each Member who has elected to defer all or a portion of the amount otherwise payable to him as a lump-sum distribution upon the termination of the Remington Products Company, L.L.C. Nonqualified Deferred Compensation Plan in the amount of such distribution deferred under the Plan. The election to defer such a distribution under the Plan must be made no later than the time determined by the Plan Administrator and may be made only pursuant to a written agreement between the Member and the Plan Sponsor that shall be in the form and subject to such rules and limitations as the Plan Sponsor may prescribe and shall specify the amount of the distribution that the Member desires to defer. The written agreement shall be irrevocable.”

IN WITNESS WHEREOF, the Primary Sponsor has caused this amendment to be executed by its duly authorized representative and its corporate seal to be hereto affixed the day and year first written above.

PRIMARY SPONSOR:	RAYOVAC CORPORATION

(Corporate Seal)	By:	/s/ Kent J. Hussey
	Title:	President and COO

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